 Exhibit 99.1

Investor Presentation August 2022

# Disclaimer

## Disclaimers and Other Important Information

This presentation (this "Presentation") is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between CF Acquisition Corp. VI ("CF VI") and Rumble, Inc. ("Rumble" or the "Company") and related transactions (the "Potential Business Combination"), and for no other purpose. By reviewing or reading this Presentation, you will be deemed to have agreed to the obligations and restrictions set out below.

This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the Potential Business Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This Presentation does not constitute either advice or a recommendation regarding any securities. The communication of this Presentation is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation.

No representations or warranties, express or implied, are given in, or in respect of, this Presentation. This Presentation is subject to updating, revision, verification and further amendment. None of CF VI, Rumble or their respective affiliates has authorized anyone to provide interested parties with additional or different information. No securities regulatory authority has expressed an opinion about the securities discussed in this Presentation and it is an offense to claim otherwise. To the fullest extent permitted by law, in no circumstances will CF VI, Rumble or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents (including the internal economic models), its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith.

Recipients of this Presentation are not to construe its contents, or any prior or subsequent communications from or with CF VI, Rumble or their respective representatives, as investment, legal or tax advice. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of CF VI, Rumble, or the Potential Business Combination. Recipients of this Presentation should each make their own evaluation of CF VI, Rumble, the Potential Business Combination and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. This Presentation supersedes and replaces all previous oral or written communications between the parties hereto relating to the subject matter hereof.

## Forward-Looking Information

This Presentation (and oral statements regarding the subjects of this Presentation) contains certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to Rumble and the Potential Business Combination, including statements regarding the anticipated benefits of the Potential Business Combination, the anticipated timing of the Potential Business Combination, the products and services offered by Rumble and the markets in which it operates (including future market opportunities), Rumble's projected future results, future financial condition and performance and expected financial impacts of the Potential Business Combination (including future revenue, pro forma enterprise value and cash balance), the satisfaction of closing conditions to the Potential Business Combination, and the level of redemptions of CF VI's public stockholders, and Rumble's expectations, intentions, strategies, assumptions or beliefs about future events, results of operations or performance or that do not solely relate to historical or current facts. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "scales," "representative of," "valuation," "potential," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Presentation, including but not limited to: (i) the risk that the Potential Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of CF VI's securities, (ii) the risk that the Potential Business Combination may not be completed by CF VI's business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by CF VI, (iii) the failure to satisfy the conditions to the consummation of the Potential Business Combination, including the approval of the business combination agreement by the stockholders of CF VI, the satisfaction of the minimum trust account amount following any redemptions by CF VI's public stockholders (if applicable), and the receipt of certain governmental and regulatory approvals, (iv) the lack of a fairness opinion in determining whether or not to pursue the Potential Business Combination, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement, (vi) the effect of the pendency of the Potential Business Combination on Rumble's business relationships, operating results, performance and business generally, (vii) risks that the Potential Business Combination disrupts current plans and operations of Rumble, (viii) the outcome of any legal proceedings that may be instituted against Rumble or CF VI related to the business combination agreement or the Potential Business Combination, (ix) the ability to maintain the listing of CF VI's securities on a national securities exchange, (x) changes in the combined capital structure of Rumble and CF VI following the Potential Business Combination, (xi) changes in the competitive industries and markets in which Rumble operates or plans to operate, (xii) changes in laws and regulations affecting Rumble's business, (xiii) the ability to implement business plans, forecasts, and other expectations after the completion of the Potential Business Combination, and identify and realize additional opportunities, (xiv) risks related to the uncertainty of Rumble's projected user metrics and other financial and operating forecasts and projections (xv) risks related to Rumble's limited operating history, the rollout of its business and the timing of expected business milestones, (xvi) risks related to Rumble's potential inability to achieve or maintain profitability and generate cash, (xvii) current and future conditions in the global economy, including as a result of the impact of the COVID-19 pandemic, and their impact on Rumble, its business and markets in which it operates, (xviii) the ability of Rumble to retain existing content providers and users and attract new content providers and customers, (xix) the potential inability of Rumble to manage growth effectively, (xx) the enforceability of Rumble's intellectual property, including its patents and the potential infringement on the intellectual property rights of others, (xxi) costs related to the Potential Business Combination and the failure to realize anticipated benefits of the Potential Business Combination or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions, and (xxii) the ability to recruit, train and retain qualified personnel.

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of CF VI's prospectus filed with the U.S. Securities and Exchange Commission (the "SEC") on February 19, 2021, its Form 10-Q filed on August 15,2022, and other documents filed or to be filed with the SEC (including the definitive proxy statement / prospectus filed on August 12, 2022 in connection with the Potential Business Combination). There may be additional risks that neither CF VI nor Rumble presently know or that CF VI and Rumble currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Rumble and CF VI assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Rumble nor CF VI gives any assurance that either Rumble, CF VI or the combined company will achieve its expectations.

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# **Disclaimer** (Cont'd)

## Financial Information

The financial and operating forecasts and projections contained in this Presentation represent certain estimates of Rumble as of the date thereof. Rumble's independent public accountants have not examined, reviewed or compiled the forecasts or projections and, accordingly, do not express an opinion or other form of assurance with respect thereto. These projections should not be relied upon as being indicative of future results. Furthermore, none of Rumble or its management team can give any assurance that the forecasts or projections contained herein accurately represents Rumble's future operations or financial condition. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of Rumble or that actual results will not differ materially from those presented in these materials. Some of the assumptions upon which the projections are based inevitably will not materialize and unanticipated events may occur that could affect results. Therefore, actual results achieved during the periods covered by the projections may vary and may vary materially from the projected results. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information are indicative of future results or will be achieved.

The financial information and data contained this Presentation is unaudited and does not conform to Regulation S-X promulgated by the SEC. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any registration statement, prospectus, proxy statement or other report or document to be filed or furnished by CF VI, or any other report or document to be filed by the combined company following completion of the Potential Business Combination, with the SEC.

Any "pro forma" financial data included in this Presentation has not been prepared in accordance with Article 11 of Regulation S-X of the SEC, is presented for informational purposes only and may differ materially from the Regulation S-X compliant pro forma financial statements of Rumble to be included any filings with the SEC.

## Industry and Market Data

This Presentation has been prepared by CF VI and Rumble and includes market data and other statistical information from third-party industry publications and sources as well as from research reports prepared for other purposes. Although CF VI and Rumble believe these third-party sources are reliable as of their respective dates, none of CF VI, Rumble, or any of their respective affiliates has independently verified the accuracy or completeness of this information and cannot assure you of the data's accuracy or completeness. Some data are also based on Rumble's good faith estimates, which are derived from both internal sources and the third-party sources described above. None of CF VI, Rumble, their respective affiliates, or their respective directors, officers, employees, members, partners, stockholders or agents make any representation or warranty with respect to the accuracy of such information.

## Trademarks and Intellectual Property

All trademarks, service marks, and trade names of Rumble or CF VI or their respective affiliates used herein are trademarks, service marks, or registered trade names of Rumble or CF VI, respectively, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not alone intended to, and does not alone imply, a relationship with Rumble or CF VI, or an endorsement or sponsorship by or of Rumble or CF VI. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Rumble, CF VI or the applicable rights owner will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

## Additional Information and Where to Find It

In connection with the Potential Business Combination, CF VI has and intends to file relevant materials with the SEC, including a registration statement on Form S-4, which includes a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus. The definitive proxy statement/prospectus has been sent to all CF VI stockholders. CF VI will also file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of CF VI are urged to read the registration statement, the definitive proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the definitive proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by CF VI through the website maintained by the SEC at www.sec.gov.

The documents filed by CF VI with the SEC also may be obtained free of charge upon written request to CF Acquisition Corp. VI, 110 East 59th Street, New York, NY 10022 or via email at CFVI@cantor.com.

## Participants in the Solicitation

CF VI, Rumble and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from CF VI's stockholders in connection with the proposed transaction. A list of the names of such directors and executive officers, and information regarding their interests in the business combination and their ownership of CF VI's securities are, or will be, contained in CF VI's filings with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the definitive proxy statement/prospectus regarding the Proposed Business Combination. You may obtain free copies of these documents as described in the preceding paragraph.

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Howard Lutnick Chairman and Chief Executive Officer Cantor Fitzgerald 4 • Joined Cantor Fitzgerald in 1983 and was appointed President and CEO in 1991. Named Chairman in 1996 • Chairman and CEO of BGC Partners, Inc. (NASDAQ: BGCP), Executive Chairman of Newmark Group, Inc. (NASDAQ: NMRK) and Chairman and CEO of each SPAC sponsored by Cantor Fitzgerald • Longest serving CEO of any U.S. Federal Reserve Primary Dealer • Acquired Newmark Knight Frank in 2011 and created 4th largest US real estate services firm 1 Cantor Fitzgerald, founded in 1945, is a leading Investment Bank led by a highly experienced executive team including Howard Lutnick , Chairman and CEO, and Anshu Jain, President. Cantor has a leading SPAC sponsorship franchise and is a leading SPAC underwriter for third parties 2 Cantor is the largest broker - dealer private partnership on Wall Street with over $300 trillion of financial transactions annually covering more than 5,000 fixed income and equities clients; Cantor is 1 of 24 Primary Dealers of U.S. Treasuries 3 Cantor’s Financial and Real Estate Services businesses have over 12,000 employees primarily across Cantor Fitzgerald, BGC Partners, Inc. and Newmark Group, Inc. Cantor’s SPAC Track Record: • CF Finance Acquisition Corp. combined with GCM Grosvenor Inc. (NASDAQ: GCMG) in November 2020 • CF Finance Acquisition Corp. II combined with View, Inc. (NASDAQ: VIEW) in March 2021 • CF Finance Acquisition Corp. III combined with AEye , Inc. (NASDAQ: LIDR) in August 2021 • CF Acquisition Corp. V combined with Satellogic (NASDAQ: SATL) in January 2022 4 Overview of Sponsor

# Transaction Summary

**OVERVIEW**

- CF Acquisition Corp. VI (“CFAC VI”) and Rumble, Inc. (“Rumble”) are parties to a Business Combination Agreement dated as of December 1, 2021
- The post-closing company will retain the Rumble name

**TRANSACTION SIZE**

- $300M cash in trust from CFAC VI[(1)]
- $100M PIPE[(2)]

**VALUATION**

- $2.2B pro forma enterprise value with strong balance sheet[(3)]
- Highly attractive valuation relative to growth profile

**CAPITAL STRUCTURE**

- Rumble shareholders are rolling substantially all of their equity in the transaction
- $383M cash to balance sheet to fund the company’s growth plan[(1)(4)]

**OWNERSHIP[(1)(3)(5)]**

- ~82% existing fully diluted Rumble equity holders, ~12% SPAC public stockholders, ~4% PIPE investors[(2)] and ~3% SPAC sponsor shares

(1) Assumes no redemptions by CFAC VI’s public stockholders. (2) Includes $15M from CFAC VI sponsor’s forward purchase agreement (“FPA”). (3) Excludes shares placed in escrow and those subject to vesting. (4) Assumes $55M of transaction expenses, $48M of existing cash on balance sheet and $10M net repurchase of Rumble shares ($11M gross repurchase of Rumble shares net for $1M issuance of high-vote Class D stock). (5) All numbers are approximate and based on deal documents as of transaction announcement date. Pro forma for 1.1M share repurchase of Rumble shares and 1.1M issuance of restricted stock with certain time vesting requirements. Excludes 1.96M sponsor shares (“sponsor earnout shares”) and 105.0M seller earnout shares to existing Rumble shareholders and optionholders (“seller earnout shares”). Includes 2.21M sponsor shares that will be subject to forfeiture to the extent the target $400M of capital is not available to CFAC VI at closing (“sponsor support shares”). The sponsor earnout shares and seller earnout shares are subject to 50% vesting at $15.00 and 50% vesting at $17.50 (price represents public trading price for 20 out of 30 trading days); also excludes 7.5M CFAC VI public warrants and 0.6M CFAC VI sponsor warrants (including FPA warrants). If the target capital of $400M is not available to CFAC VI at closing, a pro rata portion of the sponsor support shares will be subject to the same price based vesting described above and certain other vesting requirements.

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Rumble Leadership 6 Founder & Chief Executive Officer Jolted Media Group Founder & CEO Cosmic Development Board Member Next Giant Leap Director of Marketing Rumble Founder & CEO Credit Suisse Investment Banking Mobilicity Vice President of Finance XM Canada Director of Investor Relations Rumble CFO Chief Financial Officer

The Opportunity 7 A ‘neutral’ video platform and cloud

[DRAFT MATERIALS – SUBJECT TO SUBSTANTIAL REVISION] Today, We Sit on an Incredible Opportunity With a Sustainable Competitive Advantage AT A GLANCE 8.1B Minutes Watched Per Month (1)(3) 8,948 Hours of Uploaded Video Per Day (1) 44M Monthly Active Users (1)(2) 29M U.S. MAUs (1)(2) ▪ We have built technical independence with our infrastructure 2 ▪ The trust in Big Tech has materially diminished 3 8 Global ▪ Unwavering focus on the value we bring to creators 1 (1) Average over Q2 2022. (2) Represents average global MAUs for the quarter. Reflects unique web and app users, based on dat a p rovided by 3rd party analytics providers using company set parameters, with minor potential overlap in reporting resulting from users accessing Rumble’s content from both the web and the app in a giv en measurement period. Does not include embedded video, certain Connected TV users, or users of the Locals platform. Like other major social media platforms, fraud and unauthorized access, if undetec ted , may contribute, from time to time, to some amount of overstatement of our performance indicators, including reporting of MAUs by our third - party analytics provider. Fraudulent activity is typically desi gned to inflate payments to individual rights holders. (3) Estimate based on bandwidth consumption.

# The Opportunity Has Found Rumble



Future
Acceleration of Big Tech Censorship
Global MAUs
Q2 Peak MAUs of 52M
44M
21M
2M
1M
Russell Brand
Glenn Greenwald
Dr. Drew
Jorge Masvidal
Donald Trump
Increasing adoption from top creators
U.S. Election Season
Devin Nunes
Dan Bongino
Q2 2020
Q3 2020
Q4 2020
Today (as of Q2 '22)

Note: The inclusion of individuals' names and likenesses in this presentation is a "fair use" solely for informational and factual purposes relating to Rumble and its platform, and unless otherwise expressly noted, does not constitute any affiliation with Rumble or any endorsement or recommendation by them of Rumble or any potential investment opportunity related to Rumble.

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10 Shift in Big Tech Has Created Neutral High Censorship High Partisanship

11M 27M 40M 92M 100M 130M 1M 23M 29M to TikTok 11 Rumble is Growing at a Rapid Pace Rumble vs. TikTok (1) – U.S. MAUs Q3 2021 Mar 2021 Feb - 2019 Aug - 2020 Jun - 2020 Jan - 2018 (1) TikTok data sourced from CNBC and Business Insider. Oct - 2019 Q3 2020 Average Global MAUs of 36M U.S. Global 29M 44M Peak Q3 2021 MAUs Average Global MAUs of 44M U.S. Global 35M 52M Peak Q2 2022 MAUs Q2 2022

0.2B 0.2B 1.4B 4B 5B 8B 9B 10B 8B Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Strong Growth in Traffic 12 (1) Estimate based on bandwidth consumption. Represents average for the quarter. Fast - Growing User Base… …And Engagement Average Global Monthly Active Users Minutes Watched per Month (1) 44.3x Peak MAUs: 52M Minutes / MAU / Month: 135 254 220 256 183 1M 2M 21M 33M 25M 36M 33M 41M 44M Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 197 Peak MAUs: 44M

…As Well as 13 (1) Represents average for the quarter. Significant Creator Adoption Hours of Uploaded Video per Day (1) 212.9x 42 86 630 1,883 2,338 2,746 3,278 6,158 8,948 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22

Capturing the Opportunity

Engineering to 15 Web Browser Mobile App Connected TV Livestreaming Camera Integration Deeplinking User Interface Enhancements Gifting/Tipping New and Upcoming Features

Building a 16

Targeted Strategy 17 (1) Subscribers as of Q4 2021. We’re Identifying Top Creators and We’re Replicating This Strategy Across Multiple Content Verticals Ability to Monetize Expansion into New Verticals Ability to Increase Engagement Ability to Bring in New Users Dan Bongino ▪ 864K Subscribers (1) ▪ 1.9M Subscribers (1) 2.2x Key Verticals Today Potential Immediate Focus Areas Additional Growth Areas ▪ Music ▪ Movies ▪ News ▪ Pets ▪ Podcasts ▪ Politics ▪ Product Reviews ▪ Religion ▪ Science ▪ Sports ▪ Art ▪ Comedy ▪ Education ▪ Environment ▪ Gaming ▪ Government ▪ Health / Medicine ▪ Influencers ▪ Investing / Crypto ▪ Local News / Events Rumble Key Criteria

Across Diverse Categories 18 Note: The inclusion of individuals’ names and likenesses in this presentation is a “fair use” solely for informational and fa ctu al purposes relating to Rumble and its platform, and unless otherwise expressly noted, does not constitute any affiliation with Rumble or any endorsement or recommendation by the m o f Rumble or any potential investment opportunity related to Rumble. Jorge Masvidal Sports Matt Kohrs Investing / Crypto Russell Brand Comedy Donald Trump Politics Glenn Greenwald Politics Dr. Drew Health / Medicine

We Have Just Begun 19 Advertising IaaS Subscription & Tipping

Building Our Own Advertising Stack 20 Building in - house ad network / sales to reduce value leakage to exchanges and expand advertiser base Share of advertising revenue Bid for publisher ad units Bid for publisher ad units Advertisers Advertisers

Subscription & Tipping Opportunity Supported by the Acquisition of Locals.com (1) Writer and Comedian “This is truly giving the creators the tools to their audience and access to their audience and not being a gatekeeper because in these times there are gatekeepers everywhere” Commentator, Writer, Comedian “Smaller communities are the future of the Internet” Physician, Content Creator “Locals has been very good at building a community, and for the cut, I would not dare to do it myself” Accelerates subscription revenue model and brings 86K subscribers to our platform 21 (1) Press release dated October 26 th , 2021.

$26B $35B $46B $58B $71B $87B 2020A 2021E 2022E 2023E 2024E 2025E The Opportunity Extends to Enterprise Cloud IaaS North America Public Cloud IaaS End - User Spend (1) (1) Per Gartner Public Cloud Services Forecast – 3Q21 Update. (2) Offerings are currently in development. 27% CAGR Our Cost - Competitive Infrastructure Offering (2) Video Streaming Email Services Storage Cloud & Website Hosting 22 A Similar Market Opportunity Exists Neutral High Censorship High Partisanship

Financial Highlights

1M 6M 32M 42M 1B 6B 78B 111B 2019 2020 2021 2022 Future Key Revenue Drivers 24 Engagement Users Web / App / Connected TV Drivers Monetization Content Livestreaming Advertising (load / CPM) Subscription / Tipping Licensing Scale Users / Engagement Average Global MAUs Total Annual Minutes Watched (1) Accelerating Consumption (1) Estimate based on bandwidth consumption. (2) Represents average across 6 month period from January 2022 – June 2022. (3) Rep resents average across 6 month period from January 2022 – June 2022, multiplied by 12 to calculate run - rate for the whole year. Consumption Geography YTD Run - Rate (3) (2)

23M 6M 7M 36M $5 . 0 0 % of Y ouTub e : 19% 38% 57% 76% 95% 10% $0.3B $0 . 6 B $0.8B $1.1B $1.4B 13% 0.4 0.7 1.1 1.4 1.8 18% 0.5 1.0 1.4 1.9 2.4 27% 0.7 1.4 2.2 2.9 3.6 36% 1.0 1.9 2.9 3.8 4.8 45% 1.2 2.4 3.6 4.8 6.0 23M 29M 40 M 60M 80M 100 M …Which Will Drive Substantial Revenue Potential 25 Source: U.S. MAUs and Gross Advertising ARPU for YouTube per 2021 data from eMarketer. Note: Numbers are for illustrative purposes only. Represents metrics as of transaction announcement in December 2021. (1) Average Revenue Per User (“ARPU”). Advertising Monetization Potential of Rumble’s U.S. Audience 2021E U.S. Metrics: Significant additional revenue opportunity from international expansion and IaaS Global Monetizable Audience Illustrative U.S. Monthly ARPU (1) $1 . 0 0 $2 . 0 0 $3 . 0 0 $4 . 0 0 Illustrative Average U.S. MAUs 224M MAUs $5.28 Monthly ARPU Avg. MAUs in Q3 ‘21 P e a k: 2 9 M P e a k: 44M Annual Revenue Opportunity Avg. MAUs in Q3 ‘21 Peak MAUs in Q3 ‘21 29M 35M Figures in red font represent Q2 ‘22 MAUs 29M 35M 52M 44M

(1) User Interface (“UI”). User experience (“UX”). (2) Effective Cost Per Mille (“ eCPM ”). 26 We Have Only Scratched the Surface of Drive better engagement via improved UI/UX (1) and high - quality content Grow user base Build highly effective barriers to entry Realize higher eCPMs (2) / quality of advertisers Diversify and expand sustainable revenue streams and margins Use of Proceeds Value Creation Content Acquisition International Expansion Advertising Stack Infrastructure / Overhead

Closing Remarks 27 (1) Source: The Joe Rogan Experience Episode #1725 – Bridget Phetasy , 10/26/2021 Note: The inclusion of individuals’ names and likenesses in this presentation is a “fair use” solely for informational and fa ctu al purposes relating to Rumble and its platform, and unless otherwise expressly noted, does not constitute any affiliation with Rumble or any endorsement or recommendation by the m o f Rumble or any potential investment opportunity related to Rumble. Joe Rogan Discusses Rumble “As long as places like Rumble exist, you know, and I think they’re going to grow. I think that place is going to grow… …I think this is one of those things where they [expletive] up enough where the grip has slipped to the point where enough people are gonna , first of all, we’ll keep saying the name Rumble. Right, keep saying it, get people to keep going over there. I’m not over there, but I certainly would be” – Joe Rogan, 10/26/2021 (1)

Appendix

$504B $19B $108B $12B $38B $17B (20%) (10%) – 10% 20% 30% 40% – 50 100 150 200 250 300 350 U.S. MAUs (or Subs) LTM Growth U.S. MAUs (or Subs) Relative Valuation of Social / Video Incumbents 29 (1) MAUs (or Subs) Sources: Meta Platforms / Facebook: U.S. and Canada MAUs per Q2 filings. Netflix: U.S. and Canada paid mem ber ships per Q2 filings. Roku: Total monthly active accounts per Q2 filings. Snapchat: 2022E U.S. MAUs per eMarketer. Twitter: 2022E U.S. MAUs per eMarketer. Pinterest: U .S. MAUs per Q2 filings. (2) Market Cap: Meta Platforms, Netflix, Pinterest, Snapchat, Twitter and Roku market cap per FactSet as of 08/12/2022. U.S. MAUs / Subs LTM Growth vs. U.S. MAUs/Subs (1) Bubbles indicate Market Cap (2) 29M Average U.S. MAUs as of Q2 - 2022 with LTM growth of 62% (44M Average Global MAUs)

# Sources & Uses / Pro Forma Valuation (Per Q3 2021 Financials)

- **Implied pro forma enterprise value of $2,231 million[(1)]**
- **CFAC VI to combine with Rumble**
- **$100 million PIPE at $10.00 per share[(2)]**
- **Existing Rumble shareholders are rolling substantially all of their equity in the transaction and are projected to own approximately 82.2% of company post-transaction[(3)]**
- **Rumble shareholders and option holders to receive 105.0M additional earnout shares, with 50% vesting at $15.00[(4)] and 50% vesting at $17.50[(4)]**
- **$383 million of cash to balance sheet to fund Rumble's growth plan[(5)]**

## PRO FORMA ENTERPRISE VALUE ($M)

| | |
|---|---|
| Share Price | $10.00 |
| Pro Forma Shares Outstanding[(8)] | 261.4 |
| **Equity Value** | **$2,614** |
| (-) Net Cash on Balance Sheet | 383 |
| **Pro Forma Enterprise Value** | **$2,231** |

## SOURCES ($M)

| | |
|---|---|
| CFAC VI Cash Held in Trust | $300 |
| Cash on Rumble B/S[(6)] | 48 |
| PIPE Proceeds | 100 |
| Rumble Rollover Equity[(3)] | 2,148 |
| **Total Sources** | **$2,596** |

## USES ($M)

| | |
|---|---|
| Cash to Balance Sheet | $383 |
| Rumble Rollover Equity[(3)] | 2,148 |
| Transaction Fees | 55 |
| Net Repurchase of Rumble Shares[(7)] | 10 |
| **Total Uses** | **$2,596** |

## ILLUSTRATIVE PRO FORMA OWNERSHIP[(8)(9)]



3.8%
2.5%
11.5%
82.2%
Rumble Rollover Equity(3)
PIPE Investors
CFAC VI Public Stockholders
CFAC VI Sponsor

Key Assumptions: All numbers are approximate and based on deal documents as of transaction announcement date. Assumes no redemptions, new shares issued at $10.00 and treasury stock method. (1) Excludes shares placed in escrow and certain shares subject to forfeiture/vesting. (2) Includes $15M from CFAC VI sponsor's forward purchase agreement ("FPA"). (3) Assumes $48M of cash on Rumble's balance sheet at close (subject to change based on actual cash on B/S at close), $11M gross repurchase of Rumble shares and $11M issuance of restricted stock with certain time vesting requirements. All existing Rumble shareholders receive pro forma common equity (includes current Rumble options and warrants based on treasury stock method). Excludes shares placed in escrow and those subject to vesting. (4) Price represents public trading price for 20 out of 30 trading days within 5 years of closing. (5) Assumes no redemptions. (6) As of Q3 2021 (quarter-end prior to transaction announcement) and adjusted for $25M of pre-PIPE investment proceeds. (7) Reflects $11M gross repurchase of Rumble shares net for $1M issuance of high-vote Class D stock. (8) Share count includes 214.8M Rumble rollover shares (pro forma for 1.1M share repurchase of Rumble shares and 1.1M issuance of restricted stock with certain time vesting requirements; excludes seller earnout shares), 10.0M PIPE shares, 30.0M CFAC VI public shares and 6.61M CFAC VI sponsor shares. Share count includes 2.21M sponsor support shares that will be subject to forfeiture to the extent the target $400M of capital is not available to SPAC at closing but only if certain other vesting requirements are not satisfied, and excludes 1.96M sponsor earnout shares subject to 50% vesting at $15.00 and 50% vesting at $17.50. Also excludes impact of 7.5M CFAC VI public warrants and 0.6M CFAC VI sponsor warrants (including FPA warrants). (9) Excludes new equity incentive plan.

30